Exhibit 99

Monmouth Real Estate Investment Corporation

BELL WORKS

101 CRAWFORDS CORNER ROAD

SUITE 1405

HOLMDEL, NEW JERSEY 07733

A Public REIT Since 1968

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INTERNET:	OFFICE:	EMAIL:
www.mreic.reit	(732) 577-9996	mreic@mreic.com

FOR IMMEDIATE RELEASE
June 29, 2020
Contact: Becky Coleridge
732-810-0907

MONMOUTH REAL ESTATE REPORTS

STRONG OCCUPANCY AND RENT COLLECTION RESULTS

DURING THE COVID-19 PANDEMIC

HOLMDEL, NJ, June 29, 2020…….Monmouth Real Estate Investment Corporation (NYSE:MNR) reported today that its occupancy rate from March 1, 2020 through June 30, 2020 averaged 99.4%. Rent collections throughout this period were as follows:

March 100%, April 99%, May 98%, June 99%.

Michael P. Landy, President and CEO, commented, “We are very pleased to report these excellent results. Our high-quality portfolio of modern, net-leased industrial properties secured by long-term leases to investment grade tenants continues to provide our shareholders with reliable and predictable income streams. These resilient results during such volatile times highlights the mission-critical nature of our portfolio and underscores the essential need for our tenants’ operations.

Monmouth Real Estate Investment Corporation, founded in 1968, is one of the oldest public equity REITs in the world. The Company specializes in single tenant, net-leased industrial properties, subject to long-term leases, primarily to investment-grade tenants. Monmouth Real Estate Investment Corporation is a fully integrated and self-managed real estate company, whose property portfolio consists of 118 properties located in 31 states, containing a total of approximately 23.4 million rentable square feet.

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